Exhibit 99.2

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone - QUICK □□□ EASY IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

API
Advanced Photonix, Inc.

As an Advanced Photonix, Inc. stockholder, you have the option of voting your shares electronically through the internet or by telephone, eliminating the need to return the proxy card. Your electronic vote or vote by telephone authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. To ensure your shares are voted, votes submitted electronically over the internet or by telephone should be received by 7:00 p.m., Eastern Standard Time, on ______, 2015.

INTERNET/MOBILE – www.cstproxyvote.com
Use the internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

PHONE – 1 (866) 894-0537
Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

□ **FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED** □

PROXY

Please mark your votes like this **X**

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" EACH PROPOSAL. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, WHICH RECOMMENDS A VOTE "FOR" PROPOSAL NO. 1 AND "FOR" PROPOSAL NO. 2.

Proposal	FOR	AGAINST	ABSTAIN
1. To consider and adopt the Agreement and Plan of Merger and Reorganization, dated January 30, 2015, by and among the Company, Luna Innovations Incorporated, a Delaware corporation ("Luna"), and API Merger Sub, Inc., a wholly owned subsidiary of Luna, as amended from time to time, and approve the transactions contemplated thereby.	□	□	□
2. To consider and approve the adjournment of the Company's special meeting from time to time, if necessary or appropriate (as determined by the Company), to solicit additional proxies if there are not sufficient votes in favor of the adoption and approval of Proposal No. 1.	□	□	□

Authority is hereby given to each of the proxies named herein (or their substitutes) acting individually to vote in accordance with their best judgment upon such other business as may properly come before the meeting or any postponements or adjournments thereof.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature______________________________ **Signature, if held jointly**______________________________ **Date**______________, **2015.**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on _______, 2015.

The Joint Proxy Statement with Luna Innovations Incorporated is available at: http://www.cstproxy.com/advancedphotonix/sm2015

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED _

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Advanced Photonix, Inc.

The undersigned, revoking all prior proxies, appoints Richard D. Kurtz and Jeff Anderson, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, in the manner provided on this proxy card, all of the shares of common stock of Advanced Photonix, Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders of Advanced Photonix, Inc. to be held at the offices of Advanced Photonix, Inc., 2925 Boardwalk Drive, Ann Arbor, MI 48104 at 9:00 a.m., local time, on _____, _, 2015, or at any postponement or adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

(Continued and to be marked, dated and signed, on the other side)